EXHIBIT 10.19

                            AMENDMENT AND RESTATEMENT

                                     TO THE

                           SEVERANCE LETTER AGREEMENT

         THIS AMENDMENT AND RESTATEMENT (this "Agreement") to the Severance Letter Agreement by and between Paul Lego (the "Executive") and Virage, Inc. ("Virage") dated as of June 17, 2003 (the "Severance Agreement"), is made by and among Virage and Paul Lego, effective as of July 9, 2003.

         WHEREAS, the Company and the Executive were parties to the Severance Agreement attached hereto as Exhibit A.

         WHEREAS, this Amendment and Restatement is being executed in connection with the Agreement and Plan of Merger by and among Autonomy Corporation plc, a corporation formed under the laws of England and Wales ("Autonomy"), Violet
Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Autonomy, ("Merger Sub") and Violet (the "Merger Agreement"), whereunder Merger Sub shall be merged with and into Virage.

         WHEREAS,  Executive,  as a shareholder  and/or vested  optionholder  of
Company,   will  obtain  consideration  as  a  result  of  the  closing  of  the
Transaction;

         WHEREAS, Virage and Autonomy desire that Virage enter into an agreement with Executive, and Executive desires to enter into an agreement with Virage, whereby this Amendment and Restatement shall formalize the severance arrangement of Executive with Virage.

         NOW, THEREFORE, the parties hereto agree the Severance Agreement is hereby amended and modified in its entirety as follows:

         In the event that both (A) the transactions contemplated by the Merger Agreement are consummated (the "Transaction Closing") and (B) within twelve (12) months following the Transaction Closing the employment of Paul Lego (the "Executive") with Virage is terminated without Cause (as defined below) or the Executive resigns for Good Reason (as defined below), then Virage or its successor entity(ies) shall immediately pay Executive the greater of (a) twelve
(12) months of Executive's then-current base salary, or (b) Two Hundred Fifty Thousand Dollars ($250,000).

         For purposes of this agreement, "Cause" shall mean any of the following: (i) the Executive's intentional and material theft, dishonesty, or falsification of any Virage or Autonomy or any subsidiary thereof (Virage and Autonomy collectively or individually with each of its subsidiaries, the "Corporation") documents or records; (ii) the Executive's intentional and material improper use or disclosure of the Corporation's confidential or proprietary information; (iii) the Executive willfully engaging in intentional misconduct that is in bad faith and materially injurious to the Company, including misappropriation of trade secrets, fraud or embezzlement s; (iv) the Executive's intentional and material failure or inability to perform any reasonable assigned material duties after written notice from the Corporation of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Executive of any employment agreement between the Executive and the Corporation, which breach is not cured pursuant to the terms of such agreement; or (vi) the Executive's conviction (including any plea of guilty or nolo contendere) of any criminal act which materially impairs the Executive's ability to perform his or her duties with the Corporation.

         For purposes of this agreement, "Good Reason" shall mean any of the following:

                  (i) without the Executive's express written consent, the assignment to the Executive of any duties, or any limitation of the Executive's responsibilities, substantially inconsistent with the Executive's positions, duties, responsibilities and status with the Corporation immediately prior to the date of the Transaction Closing, but giving effect to limitations ordinarily contemplated by the Transaction;

                  (ii) without the Executive's express written consent, the relocation of the principal place of the Executive's employment to a location that is more than twenty-five (25) miles from the Executive's principal place of employment immediately prior to the date of the Transaction Closing, or the imposition of travel requirements substantially more demanding of the Executive than such travel requirements existing immediately prior to the date of the Transaction Closing;

                  (iii) any failure by the Corporation to pay, or any material reduction by the Corporation of, (1) the Executive's base salary in effect immediately prior to the date of the Transaction Closing, or (2) the Executive's bonus compensation percentage, if any, in effect immediately prior to the date of the Transaction Closing (subject to applicable mutually agreed upon performance requirements (negotiated in good faith but in the absence of any such agreement such performance requirements in effect immediately prior to the Transaction Closing) with respect to the actual amount of bonus compensation earned by the Executive); or

                  (iv) any failure by the Corporation to (1) continue to provide the Executive with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Corporation then held by the Executive, in any benefit or compensation plans and programs, including, but not limited to, the Corporation's life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the Executive was participating immediately prior to the date of the Transaction Closing, or their equivalent, or (2) provide the Executive with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Corporation then held by the Executive.

                  As a condition to the receipt of any payment by the Corporation to Executive pursuant to the terms and conditions hereof, Executive shall execute a general release of all claims pursuant to Virage's standard form of general release of claims. Other than as expressly set forth herein, the Executive shall not be entitled to any other payment as a result of his termination of employment with the Corporation.

                  Any acquisition, merger, sale of all or substantially all of the assets, change in control transaction or other similar corporate reorganization of Virage, Inc. shall be subject to the successor entity agreeing in writing to assume and be bound by all the obligations of Virage, Inc. herein, to agree in writing to the assignment of this letter agreement to it, and to agree to bind any subsequent successor entities to it to these same obligations.

                  This Agreement supercedes and replaces the terms and conditions of any prior agreement, whether written or oral, related to your severance, including but not limited to the Severance Agreement between Executive and Virage which is hereby expressly terminated and rendered null and void and of no further effect. This Agreement shall be governed by the laws of the State of California and both parties agree to the exclusive jurisdiction in the state and federal courts in the County of San Francisco, California. The prevailing party in any legal action or proceeding related to this letter agreement shall recover its reasonable attorneys' fees incurred in connection therewith.


                                                 VIRAGE, INC.


                                                 /s/ Scott Gawel
                                                 -------------------------------
                                                 By:    Scott Gawel
                                                 Title: Vice President, Finance

Agreed and Accepted by:


/s/ Paul G. Lego
--------------------------
Paul Lego